Exhibit 99.1

Novan Reshapes Executive Management Team

Former Quintiles Executive Paula Brown Stafford Joins Novan as Chief Development Officer

Stanley Hollenbach Promoted to Senior Vice President of Research and Development

William L. Hodges Appointed as Interim Chief Financial Officer on Departure of Richard Peterson

MORRISVILLE, N.C. – Mar. 22, 2017 – Novan, Inc. (“the Company” or “Novan”) (NASDAQ:NOVN) today announced adjustments to the executive management team that aim to strengthen the Company’s clinical operations infrastructure and streamline the research and development group as the Company prepares to execute multiple late-stage development programs. Paula Brown Stafford has been appointed to the newly created position of Chief Development Officer, in which she will be responsible for the tactical execution of clinical trials and the establishment of statistics and data management functions at the Company. Ms. Stafford has more than 30 years of experience in the biopharmaceutical services industry, including roles in project management, biostatistics, global clinical operations and executive leadership. She will team with Dr. Joyce Rico, Chief Medical Officer, as Novan prepares for upcoming interactions with the U.S. Food and Drug Administration, or FDA, including the planned pre-submission meeting regarding a potential new drug application for SB204.

“The multi-indication potential for each of Novan’s pipeline assets warrants an expansion of the Company’s clinical operations infrastructure, especially in light of our partnering strategy to create multiple, global development programs for our nitric oxide-releasing product candidates,” said Ms. Stafford. “I look forward to adding my experience and network of relationships to this management team as we execute on Novan’s vision.”

Additionally, Stanley Hollenbach has been promoted to Senior Vice President of Research and Development, leveraging his previous success at the Company in unlocking nitric oxide’s therapeutic potential in numerous disease states. This new role will broaden his responsibilities at Novan to include leadership over all phases of pharmaceutical drug development other than clinical.

“I am extremely enthusiastic to move forward with these highly skilled individuals,” said Nathan Stasko, Ph.D., President and Chief Executive Officer of Novan. “Paula brings a wealth of global development experience to Novan and will be a great resource as we advance product candidates through clinical testing. Importantly, this addition will allow Dr. Rico to focus on expanding our pipeline into inflammatory skin diseases, utilizing her background in immunology and her specific experience with tacrolimus as a treatment for atopic dermatitis. We are also very fortunate that Stan has accepted an expanded leadership role within the Company. I have great confidence in this team’s collective ability to advance SB204, SB206, SB208 and SB414 into their next stages of development.”

Novan also announced that the Company’s Board of Directors has appointed William L. Hodges as Interim Chief Financial Officer, effective immediately, following the departure of Richard Peterson, Chief Financial Officer, who is leaving to pursue other business interests. Mr. Hodges has a long career in public company finance positions, including most recently serving as chief financial officer and senior vice president of finance and administration of POZEN, Inc. until its acquisition of Tribute Pharmaceuticals Canada Inc. to form Aralez Pharmaceuticals Inc. in 2016.

Dr. Stasko continued, “Novan has initiated the search for a permanent Chief Financial Officer, and we are confident that Bill will provide solid oversight of the Company’s financial operations during this transition period. We are grateful for Ric’s tireless efforts and steadfast commitment while preparing us for our initial public offering and transition to life as a public company. We wish him the very best in his future endeavors.”

About Paula Brown Stafford

Most recently, Ms. Stafford served as president of clinical development at Quintiles (now QuintilesIMS), where she was responsible for all Phase I-IV clinical development operations globally, reaching $3 billion in annual revenue. During her time at Quintiles, Ms. Stafford was also a member of the Quintiles executive committee for more than five years. In addition to her new role at Novan, Ms. Stafford will continue to participate in other professional activities, including serving as a director at Health Decisions, Inc. and adjunct professor in Public Health Leadership at the Gillings School of Global Public Health at The University of North Carolina at Chapel Hill, and will also maintain her third-party consulting business. Ms. Stafford was a 2011 recipient of the Triangle Business Journal’s Women in Business award and named as one of the 10 top women in biotech by FierceBiotech in 2012. She holds a Bachelor of Science and a Masters in Public Health, both from The University of North Carolina at Chapel Hill, with her specialization in Biostatistics.

About Stanley Hollenbach

Prior to his promotion, Mr. Hollenbach led the design and execution of all pharmacology and toxicology testing for the Company as Vice President of Research and Nonclinical Development since joining Novan in March 2014. Mr. Hollenbach has more than 25 years of experience in the biotechnology industry, including lengthy terms of service at Genentech, COR Therapeutics, which was acquired by Millennium Pharmaceuticals, and Portola Pharmaceuticals. Most recently during his tenure at Portola, he focused primarily on platelet and fibrin mediated thrombosis, leading the preclinical development of orally bioavailable antiplatelet P2Y12 antagonists and the factor Xa inhibitors andexanet alpha and betrixaban. Mr. Hollenbach earned a Bachelor of Science in Microbiology and Bachelor of Arts in Chemistry from The University of North Carolina at Charlotte and a Juris Doctorate from the Peninsula University College of Law.

About William L. Hodges

Mr. Hodges began his career in the pharmaceutical industry with Burroughs Wellcome Co. in 1985 before moving to London in 1991 to work in group finance for the Wellcome Foundation, Ltd, where he worked on mergers and acquisitions and was regional controller for Northern Europe and Japan. In 1993, he returned to the United States, where he held numerous, progressive roles in finance including vice president, corporate planning and business support, at GlaxoWellcome before being appointed acting senior vice president and chief financial officer for the fifteen months leading up to the GlaxoSmithKline merger in 2000. Most recently, from 2004 to 2016, Mr. Hodges was chief financial officer and senior vice president of finance and administration for POZEN, Inc., where he was part of the team that led to the development and commercialization of Vimovo®, Treximet® and Yosprala®. In February 2016, POZEN completed the acquisition of Tribute Pharmaceuticals Canada Inc. along with a $350 million commitment from leading healthcare capital partners to form a premier specialty pharmaceutical company, Aralez Pharmaceuticals Inc., located in Canada. Mr. Hodges received his Bachelor of Science from The University of North Carolina at Chapel Hill and is a Certified Public Accountant.

About Novan

Novan, Inc. is a late-stage pharmaceutical company focused on redefining the standard of care in dermatology through the development and commercialization of innovative therapies using the Company’s nitric oxide-releasing platform. Nitric oxide plays a vital role in the natural immune system response against microbial pathogens and is a critical regulator of inflammation. Our ability to harness nitric oxide and its multiple mechanisms of action has enabled us to create a platform with the potential to generate differentiated, first-in-class product candidates. We are rapidly advancing programs in five dermatological conditions with significant unmet medical need. We believe that our ability to conveniently deploy nitric oxide on demand in topical formulations allows us the potential to significantly improve patient outcomes in a variety of skin diseases and positions us to be a commercially successful leader in the dermatology market.

For more information, visit the Company’s website at www.Novan.com.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements related to the Company’s search for a new chief financial officer, pharmaceutical development of nitric oxide-releasing product candidates and future prospects of our business and our product candidates. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from our expectations, including, but not limited to, uncertainties and risks in the clinical development process, including, among others, length, expense, ability to enroll patients, reliance on third parties, and that results of earlier research and preclinical or clinical trials may not be predictive of results, conclusions or interpretations of later research or trials; the lengthy and unpredictable nature of the U.S. Food and Drug Administration’s drug approval process; whether we will be able to obtain additional funding when needed; and other risks and uncertainties described in our prospectus dated Sept. 20, 2016, filed with the Securities and Exchange Commission, or SEC, in our quarterly report filed with the SEC on Form 10-Q for the three months ended Sept. 30, 2016, in our annual report filed with the SEC on Form 10-K for the twelve months ended Dec. 31, 2016, and in any subsequent filings with the SEC. These forward-looking statements speak only as of the date of this press release, and Novan disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements, except as may be required by law.

CONTACT:

(Investors)

Sean Andrews, Senior Director of Investor Relations

Novan, Inc.

919-627-6847

investors@novan.com

(Media)

Deb Holliday

Pascale Communications, LLC

412-877-4519

deb@pascalecommunications.com

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